SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                              ------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):  May 13, 1998



                         SOUTHERN MINERAL CORPORATION
            (Exact Name of Registrant as Specified in its Charter)



               Nevada                     0-8043               36-2068676
    (State or Other Jurisdiction       (Commission           (IRS Employer
         of Incorporation)             File Number)       Identification No.)



    1201 Louisiana, Suite 3350
          Houston, Texas                                       77002-5609
(Address of Principal Executive Offices)                       (Zip Code)

      Registrant's telephone number, including area code: (713) 658-9444

              500 Dallas, Suite 2800, Houston, Texas 77002-4708
        (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

      On May 13, 1998 Southern Mineral Corporation (the "Registrant") commenced a cash tender offer to acquire all of the outstanding common stock of Neutrino Resources, Inc., a Canadian corporation ("Neutrino"). Total cash consideration is estimated to be U.S.$40,000,000 (Cdn.$57,400,000). In addition, the Registrant would assume Neutrino's bank debt and working capital deficiency, which was approximately U.S.$15,000,000 (Cdn.$21,500,000) as of March 31,1998.

      This summary is qualified in its entirety by the Registrant's May 13, 1998 press release concerning the above mentioned cash tender offer attached hereto as an exhibit and incorporated herein by reference.

ITEM 7.  EXHIBITS.

99.1 Press Release, dated May 13, 1998, announcing the commencement of a cash tender offer for all of the outstanding common stock of Neutrino by the Registrant.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SOUTHERN MINERAL CORPORATION



Date: May 19, 1998                  By:  /s/ JAMES H. PRICE
                                         James H. Price
                                         Vice President-Finance

                              INDEX TO EXHIBITS


EXHIBIT
NUMBER


99.1 Press Release, dated May 13, 1998, announcing the commencement of a cash tender offer for all of the outstanding common stock of Neutrino Resources, Inc. by the Registrant.